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                                                                   EXHIBIT 10.26
                                                                   -------------

                      SETTLEMENT AGREEMENT                      [Execution copy]
                      --------------------                      ----------------


THIS AGREEMENT (this "Agreement") is entered into as of January 4, 1999 between Richard A. Gilleland ("Gilleland") and Physicians Resource Group, Inc., a Delaware corporation ("PRG").

                             RECITATIONS OF FACTS:
                             ====================

     A. On December 5, 1997, PRG and Gilleland entered into an employment agreement (the "Employment Agreement") for the services of Gilleland as Chairman of the Board, President, and Chief Executive Officer of PRG. On October 2, 1998, a public announcement was made that Gilleland had been appointed Chief Executive Officer of another company. On October 29, 1998, Gilleland resigned from the board of directors of PRG. Gilleland also resigned as an officer of PRG.

     B. Gilleland and PRG were in disagreement about the severance payments owed to Gilleland under the Employment Agreement (the "Dispute").

     C. Although not to be construed as an admission of liability by any party to this Agreement, the parties to the Dispute and to this Agreement have resolved the issues in the Dispute by mutual agreement, and the terms of the resolution and agreement are contained in this Agreement. By execution of this document, all parties to this Agreement acknowledge that they clearly understand each of the terms of this Agreement and have had an opportunity to seek legal advice concerning this Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.   Closing.  The "Closing" contemplated by this Agreement will occur on or
     -------        -------
before February 8, 1999, if counterpart signature pages have been executed by both parties.

2.   Payment at Closing; Retention of Computers.  At the Closing, PRG shall
     ------------------------------------------
tender to the Gilleland a cashier's check made payable to the order of Gilleland in the total amount of TWO HUNDRED THIRTY FIVE THOUSAND DOLLARS ($235,000.00), which is the equivalent of a one year bonus ($270,000) (from January 5, 1998 through January 4, 1999) and an amount equal to Gilleland's salary from the date of his last paycheck through January 4, 1999 ($45,000), minus a deduction ($80,000) discussed by the parties. In addition,

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Gilleland shall have no obligation to return to PRG the obsolete personal computer which PRG transferred to a student at Gilleland's request or the obsolete personal computer which PRG transferred to Gilleland for his personal use.

3.   Release; Termination of Employment Agreement and Stock Options.  In
     --------------------------------------------------------------
consideration of the foregoing, Gilleland agrees to and does hereby RELEASE, ACQUIT, and FOREVER DISCHARGE PRG and each of its affiliates, directors, officers, employees, attorneys, accountants, advisors and consultants from All Claims and assigns, quitclaims and transfers to PRG All Claims. As used herein, "ALL CLAIMS" means all claims, demands, and causes of action, known or unknown, pending or threatened, for all damages and remedies of any kind or nature whatsoever that have been brought or that could have been brought by or on behalf of Gilleland against PRG or any of its affiliates, directors, officers, employees, attorneys, accountants, advisors or consultants directly or indirectly arising out of the Employment Agreement and/or Gilleland's employment relationship with PRG and/or his position as a director of PRG or otherwise arising out of any matter that occurred prior to the date of this Agreement. This definition of "All Claims" specifically excludes any and all obligations and liabilities arising under or as a result of this Agreement. All of PRG's obligations under the Employment Agreement and all of the stock options granted to Gilleland pursuant to or in connection with the Employment Agreement are hereby terminated and cancelled and shall be of no further force and effect, and the instruments evidencing such stock options shall be returned to PRG by Gilleland immediately after the execution of this Agreement.

4.   Time To Review. Gilleland understands that this Agreement includes a
     --------------
release of claims arising under the Age Discrimination in Employment Act. Gilleland understands and warrants that he has been offered a period of 21 days to review and consider this Agreement. By his signature hereon, Gilleland warrants that he has been fully and fairly advised by his legal counsel as to the terms of this Agreement. Gilleland further warrants that he has used as much or all of his 21-day period as he wished before signing and warrants that he has done so.

5.   Revocation and Notice. Gilleland also warrants that he understands that he
     ---------------------
has until 5:00 p.m. (Pacific Standard Time) on the seventh day following the execution of this Agreement to revoke this Agreement by notice in writing to Michael Yeary, President of PRG by facsimile at (713) 629-0572, with a copy to James S. Ryan, III, Jackson & Walker, by facsimile at (214) 953-5736, and the original delivered by regular mail to the addresses shown at the end of this Agreement. This Agreement shall be binding, effective and enforceable upon the parties upon the expiration of this seven-day revocation period if such revocation notice has not been received by the persons indicated above prior thereto.

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Contemporaneously with any such revocation, Gilleland must also return to PRG in good funds the amount of the payment shown in Section 2 hereof.

6.   Adequacy of Consideration; No Admission Against Interest.  PRG and
     --------------------------------------------------------
Gilleland acknowledge the receipt and sufficiency of the consideration hereunder by signing this Agreement. Neither the execution of this Agreement nor the payment or performance hereunder is an admission of liability or an admission against interest by PRG or Gilleland and may not be so construed. PRG and Gilleland acknowledge that this Agreement is made as a compromise to avoid further expense and to terminate for all time the Dispute.

7.   Assignment; Successors.  Subject to other provisions hereof, if any,
     ----------------------
limiting assignment, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and, in the case of individuals, their heirs and legal representatives.

8.   Severability.  Should any provision of this Agreement be held unenforceable
     ------------
or invalid under the laws of the United States of America or the State of Texas or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance.

9.   Entire Agreement.  THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE
     ----------------
PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.  Amendment; Waiver.  This Agreement may be amended, modified, superseded or
     -----------------
canceled, and any of the terms, provisions, representations, warranties, covenants or

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agreements hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance.

11.  Counterparts.  This Agreement may be executed simultaneously in two or more
     ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

12.  Notices.  Any notices or other communications given under this Agreement
     -------
must be (i) given in writing and personally delivered or mailed by prepaid first class mail or (ii) made by facsimile transmission to the party to whom such notice or communication is directed, to the address or facsimile number of such party stated beside its name on the signature lines below (or otherwise provided to or obtained by the sending party), with a copy to the other persons indicated. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is mailed or personally delivered or, if transmitted by facsimile, on the day that such notice is transmitted. Any party may change its address, telephone number or facsimile number for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section.

13.  Governing Law.  This Agreement shall be construed and enforced in
     -------------
accordance with the laws of the State of Texas, without regard to conflict-of-laws rules as applied in Texas.

EXECUTED as of January 4, 1999.



/s/ Richard A. Gilleland                PHYSICIANS RESOURCE GROUP INC.
---------------------------
Richard A. Gilleland
(2/4/99)                                By: /s/ Michael Yeary, Pres.
                                            -----------------------------------
                                            Michael Yeary, President (2/8/99)


Mr. Richard A. Gilleland                Mr. Michael Yeary
2829 Townsgate Road, Suite 301          Physicians Resource Group, Inc.
Westlake Village, California 91361      5005 Riverway, Suite 400
Telephone  (805) 374-2737               Houston, Texas 77056
Facsimile: (805) 374-2736               Telephone: (713) 629-0572
                                        Facsimile: (713) 629-5780

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